Exhibit 23.3




                 CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use in this Registration Statement of our audit report dated February 9, 2001, except for note 18, which is dated March 20, 2001 relating to the consolidated combined financial statements of Rubicon Medical Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                         TANNER + CO.


                                         Salt Lake City, Utah
                                         May 29, 2001